EXHIBIT 10.1

TMS INTERNATIONAL CORP.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(based on attached form)

Director	Date of Grant	Number of Shares of Class A Common Stock Granted

John J. Connelly	June 5, 2013	4,065
Colin Osborne	June 5, 2013	4,065
Herbert K. Parker	June 5, 2013	4,065
Patrick W. Tolbert	June 5, 2013	4,065

TMS INTERNATIONAL CORP.

FORM OF RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is made effective the 5th day of June, 2013 (the “Grant Date”), between TMS International Corp. (the “Company”) and                              (the “Recipient”).

WHEREAS, in consideration of the Recipient’s services as a member of the Company’s Board, the Company desires to grant to the Recipient a number of Shares of Restricted Stock as specified below; and

WHEREAS, the Shares of Restricted Stock are being issued under and subject to the Company’s Long-Term Incentive Plan (the “Plan”) and any capitalized terms used herein shall have the same meanings as under the Plan (the Recipient being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF RESTRICTED STOCK

The Company grants to the Recipient 4,065 Shares of Restricted Stock, which reflects a number of Shares of the Company’s Class A Common Stock having a Fair Market Value equal to Sixty Thousand Dollars ($60,000) as of the Grant Date, on the terms and conditions and subject to all of the limitations set forth herein and in the Plan.

2.	PURCHASE PRICE

The purchase price of the Restricted Stock shall be zero dollars. The Recipient shall be permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize income at the date of the grant of the Restricted Stock. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON RECIPIENT’S BEHALF.

3.	BOOK-ENTRY SHARES

The Company shall not issue stock certificates representing the Shares that the Recipient has been granted. Rather, the Company shall maintain a book-entry record of such Shares, subject to a “stop transfer order” which shall remain in place, until such time as the vesting requirements of Paragraph 4(b) are fulfilled and transfer restrictions of Paragraph 4(c) have terminated.

4.	RESTRICTIONS AND VESTING

a)	Subject to the terms of the Plan, and until the passage of the time periods specified in Paragraphs 4(b) and 4(c) below, the Recipient shall not be allowed at any time to sell, transfer, convey, exchange, give, assign, pledge, encumber, or otherwise dispose of (“Transfer”) all or a portion of any interest in the Restricted Stock or the Vested Shares (as hereinafter defined). Any attempted Transfer shall be void and shall not transfer ownership in, title to, or any rights respecting the Restricted Stock or the Vested Shares, as applicable.

b)	Subject to the requirements of Paragraph 4(c), the restrictions with respect to all of the Shares of Restricted Stock shall lapse on the day immediately preceding the Company’s first annual meeting of its stockholders next following the Grant Date (the “Vesting Date”) and all of the Shares shall be fully vested on such date, so long as the Recipient continues to serve as a member of the Board at all times from the Grant Date through the Vesting Date. If the Recipient ceases to be a member of the Company’s Board at any time prior to the Vesting Date, all of the Shares of Restricted Stock granted hereunder shall be forfeited as of the date the Recipient ceases to be a member of the Board. The Shares of Restricted Stock which become vested pursuant to this Paragraph 4(b) shall be referred to herein as “Vested Shares”.

c)	As a condition to receiving the grant of Restricted Stock, the Recipient agrees to hold, for a period of three (3) years from the Vesting Date, Vested Shares equal to sixty percent (60%) of the Vested Shares.

5.	RELEASE OF RESTRICTIONS

When the Shares become Vested Shares, or, with respect to Vested Shares that are subject to Paragraph 4(c), upon the passage of the time period set forth therein, or, in each instance, as soon thereafter as may be practicable, the stop transfer order described in Paragraph 3 shall be removed.

6.	FORFEITURE/CLAWBACK

In addition to the Committee’s rights of rescission and cancellation set forth under the Plan, any grant, payment or delivery made pursuant to this Agreement which is subject to recovery under any law, government regulations or stock exchange listing requirement will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

7.	NOTICES

Any notices required or permitted pursuant to the provisions of this Agreement or the Plan must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) by electronic mail; (c) when sent by facsimile (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (d) three (3) days after sent by certified mail, return receipt requested; or (e) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below:

To the Company:

TMS International Corp.

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Attention: Chief Financial Officer and Executive Vice President, Secretary and General Counsel

Email: drosati@tubecityims.com; tlippard@tubecityims.com

To the Recipient:

Email:

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Paragraph 7.

8.	BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and Recipient have caused this Agreement to be executed on its and his behalf on the day and year first above written.

TMS INTERNATIONAL CORP.	RECIPIENT

By:

Its:

4